Exhibit 99.1

NEWS RELEASE

Rambus Licenses Patents and Technology Solutions to IBM

Agreements cover use of memory controller and serial link interface technologies

SUNNYVALE, Calif. – March 23, 2015 – Rambus Inc. (NASDAQ:RMBS) today announced it has signed both patent and technology license agreements with IBM. The patent license agreement authorizes IBM to integrate Rambus memory controller and serial link interface technologies. The technology license agreement will have Rambus develop and deliver high-performance memory interface design IP to enhance IBM systems and semiconductor offerings. Specific terms of the agreements are confidential.

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About Rambus Inc.

Rambus brings invention to market. Our customizable IP cores, architecture licenses, tools, services, and training improve the competitive advantage of our customer’s products while accelerating their time-to-market. Rambus products and innovations capture, secure and move data. For more information, visit rambus.com.

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hcosta@racepointglobal.com

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